REORGANIZATION AND STOCK PURCHASE AGREEMENT

      This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of July 12, 2005 (this "Agreement") is by and between NetMeasure Technology, Inc., a Nevada corporation ("NMTH"), and S-Cam Co., Ltd. a Korean corporation ("S-CAM"). RECITALS

A. WHEREAS, NMTH desires to acquire directly or indirectly approximately 78.8% of the equity of S-Cam;

B:     WHEREAS,  the  parties  hereto  intend  that the transaction contemplated hereby  shall  be  completed  as  a  tax-free  exchange  of  stock.

NOW, THEREFORE, the respective Boards of Directors of NMTH and S-Cam deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that NMTH acquire approximately 78.8% of the securities of S-Cam, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.
1. Pre-Closing Actions ofNMTH. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, NMTH shall undertake the following actions:

(a) The Board of Directors of NMTH shall unanimously approve and deliver to Cutler Law Group (the "Escrow Agent") in escrow (the "Escrow") resolutions with respect to (a) approving all of the transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be eight members;
(c) electing eight persons to the board of directors of NMTH, and (d) approving a name change of the corporation to "Sorell, Inc." (the "NMTH Board Resolutions").

(b) NMTH shall deliver or cause to be delivered to Escrow a total of 23,305,000 shares of NMTH for delivery to shareholders or other designees of S-Cam as advised to Escrow prior to closing (the "Escrowed NMTH Shares").

(c) NMTH shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

2. Pre-Closing Action ofS-Cam. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, S-Cam shall undertake the following actions:

(a) The Board of Directors of S-Cam shall execute and deliver resolutions unanimously approving all of the transactions set forth herein.

(b) The shareholders of S-Cam shall deliver to Cutler Law Group in escrow certificates representing 5,565,000 shares of common stock of S-Cam (the "Escrowed S-Cam Shares"), representing approximately 78.8% of the issued and outstanding equity of S-Cam, for delivery to NMTH at Closing.

(c) During the Due Diligence Period, S-Cam shall make available to NMTH and NMTH's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of S-Cam as may be reasonably requested by NMTH. S-Cam will cooperate with NMTH for the purpose of permitting NMTH to discuss S-Cam's business and prospects with customers, creditors, suppliers and other persons having business dealings with such party, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of S-Cam, provided that such access will not materially interfere with the normal business operations of S-Cam.

3.     Conditions  to  Closing
       -----------------------

The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

(a) the representations and warranties of NMTH as set forth in Section 6 herein shall remain accurate as of the Closing Date and no material adverse change to the financial condition of NMTH shall have occurred;

(b) the representations and warranties of S-Cam as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business or financial condition of S-Cam shall have occurred;

(c) all the documents necessary to be filed with local, state and federal authorities are prepared;

(d) NMTH shall have provided the board resolutions and any other approval required to complete the board election; and board resolutions approving the name change;.

(e) NMTH shall retain its good standing as a publicly traded company under the Securities Exchange Act of 1934, trading on the over-the-counter bulletin board under the symbol "NMTH";

(f) NMTH shall have prepared and delivered to S-Cam before Closing audited and unaudited financial statements which if filed at the time received would be complete and compliant with Regulation S-X, Section 310, sufficient for the combined entities to file any and all filings required by the US Securities and Exchange Commission (the "NMTH Financial Statements");

(g) S-Cam shall have prepared and delivered to NMTH within sixty days of closing audited and unaudited financial statements which if filed at the time received would be complete and compliant with Regulation S-X, Section 310, sufficient for the combined entities to file any and all filings required by the US Securities and Exchange Commission (the "S-Cam Financial Statements");

(h) The S-Cam Financial Statements shall reflect approximately $126,000,000 USD in revenues for the fiscal year ended December 31, 2004; and

(i) S-Cam shall have completed the procedures and received approval from the Korean government with respect to foreign exchange and investment (the "Korean Investment Law").

(j) MNTH will deliver a cancellation acceptable to S-Cam canceling the management contract with NMTH's President.

4.     At  the  Closing.

(a) At the Closing, Cutler Law Group shall release from escrow the NMTH Board Resolutions effectuating the election of eight new members of the Board of Directors. The members of the Board of Directors of NMTH prior to Closing shall submit resignations at Closing.

(b) At the Closing, Cutler Law Group shall release the Escrowed NMTH Shares to the shareholders or designees of S-Cam.

(c) At the Closing, Cutler Law Group shall release the Escrowed S-Cam Shares to NMTH.

(d) At the Closing, the existing officers of NMTH shall resign and be replaced by those officers appointed by the new Board of Directors.

5. Timing of Closing. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement, including without limitation compliance with the Korean Investment Law, and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on July 31, 2005 in the event such conditions are met, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. Unless otherwise advised in writing by the parties, in the event the Closing does not occur on or before August 30, 2005, (i) the Escrow Agent shall return the Escrowed NMTH Shares and the NMTH Board Resolutions to NMTH; and (ii) the Escrow Agent shall return the Escrowed S-Cam Shares to the shareholders of S-Cam.

6.     Representations  ofNMTH.  NMTH  represents  and  warrants  as  follows:

(a) Ownership of Shares. As of the Closing Date, the shareholders of S-Cam will become the owners of the Escrowed NMTH Shares. The Escrowed NMTH Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

(b) Fully paid and Nonassessable. The Escrowed NMTH Shares constitute duly and validly issued shares of NMTH, and are fully paid and nonassessable, and NMTH further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c) Organization of NMTH; Authorization. NMTH is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of NMTH and this Agreement constitutes a valid and binding obligation of NMTH; enforceable against it in accordance with its terms. NMTH has no subsidiaries.

(d) Capitalization. The authorized capital stock of NMTH consists of 100,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the Closing Date, NMTH has a total of 6,195,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of NMTH are validly issued, fully paid and non-assessable and there is not and as of the Closing Date, there will not be outstanding any warrants, options or other agreements on the part of NMTH obligating NMTH to issue any additional shares of common or preferred stock or any of its securities of any kind. NMTH will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of NMTH is presently trading on the over-the-counter bulletin board maintained by Nasdaq under the symbol "NMTH".

     Ownership of NMTH Shares. The delivery of certificates provided herein for the Escrowed NMTH Shares will result in the shareholders of S-Cam immediate acquisition of record and beneficial ownership of the Escrowed NMTH Shares, free and clear of all encumbrances.

(e) No Conflict as to NMTH and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the NMTH Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of NMTH or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of NMTH under, any material agreement or commitment to which NMTH is a party or by which its property or assets is bound, or to which any of the property or assets of NMTH is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to NMTH except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of NMTH.

(g) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by NMTH in connection with the execution, delivery and performance of this Agreement by NMTH or the consummation of the sale of the Escrowed NMTH Shares.

(h) Other Consents. Except for consents from the holders of the Escrowed NMTH Shares, no consent of any Person is required to be obtained by NMTH to the execution, delivery and performance of this Agreement or the consummation of the sale of the NMTH Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of NMTH.

(i) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving NMTH which is likely to have a material adverse effect on the business or financial condition of NMTH, or which questions or challenges the validity of this Agreement. NMTH is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of NMTH.

(j) Absence of Certain Changes. From December 31, 2004, to the date hereof, NMTH has not :

1.     suffered  damage  or  destruction  of  any  of  its  properties or assets
(whether or not covered by insurance) which is materially adverse to the financial condition of NMTH, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments, except as contemplated hereby or required to effect the transactions set forth herein;

3. other than the NMTH Escrowed Shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. except as set forth on Schedule 6(j), cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

98. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

9. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

10. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets;

11. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets;

12. written off or been required to write off any notes or accounts receivable;

13.     written  down  or  been  required  to  write  down  any  inventory;  or

14.     entered  into  any collective bargaining or union contract or agreement.

15.     incurred  any  liability  in  excess  of  $2,000.00.

(k)     Contracts  and  Commitments.  NMTH  is  not  a  party  to  any:

1.     Contract  or  agreement  involving  any  liability  on  the part of NMTH.

2.     Lease  of  personal  property;

3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of NMTH;

4. Commitment, contract or agreement that is currently expected by the management of NMTH to result in any material loss upon completion or performance thereof;

5. Contract, agreement or commitment with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer, except for a management contract with NMTH's president; or

6.     Employment  agreement  or  other  similar  agreement.

(l) Compliance with Law. The operations of NMTH have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of NMTH. NMTH has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. NMTH has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(m)     Tax  Matters.

1. NMTH (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only NMTH and not S-Cam or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

2. NMTH represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of NMTH for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of NMTH shall have been properly included and reflected thereon. NMTH shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and Transactions, of NMTH, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, NMTH's consolidated federal income tax return for such taxable years. Prior to Closing, NMTH will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and Transactions of NMTH for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of NMTH for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to NMTH and do not generally relate to matters affecting other members of NMTH's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. NMTH has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

3. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to NMTH, or its assets or operations and no power of attorney granted by NMTH with respect to any Tax matter is currently in force.

4. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to NMTH or its assets or operations.

5. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

(n) Borrowing and Guarantees. Except as reflected on its audited financial statements for the period ended December 31, 2004, NMTH (a) does not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and
(c) are not guarantors or sureties with respect to the obligations of any Person.

7. Representations ofS-Cam. S-Cam for their respective rights and interests represent and warrant as follows:

(a) Organization; Authorization. S-Cam is a corporation duly organized, validly existing and in good standing under the laws of its country of organization with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of S-Cam and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. Except as set forth in Schedule 7(a), S-Cam has no subsidiaries.

(b) Capitalization. The authorized capital stock of S-Cam consists of 20,000,000 shares of common stock, par value KRW500 per share, and no shares of preferred stock. As of the date of this Agreement, S-Cam has 7,065,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of S-Cam are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of S-Cam obligating any of S-Cam to issue any additional shares of common or preferred stock or any of its securities of any kind. S-Cam will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Escrowed S-Cam Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

(c) No Conflict as to S-Cam and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of S-Cam or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of S-Cam or any of its Subsidiaries under, any material agreement or commitment to which any of S-Cam, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of S-Cam or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to S-Cam or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of S-Cam and its subsidiaries, taken as a whole.

(d) Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 7(d), no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by S-Cam or any of either of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by S-Cam or the consummation of the transactions contemplated herein.

(e) Other Consents. No consent of any Person is required to be obtained by S-Cam to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of S-Cam.

(f) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by S-Cam or its Subsidiaries are, in all respects material to the business or financial condition of S-Cam and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. S-Cam has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of S-Cam and its Subsidiaries, taken as a whole or which would require a payment by S-Cam or any of its subsidiaries in excess of $10,000 in the aggregate, and which has not been cured.

(g) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by S-Cam or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of S-Cam and its Subsidiaries, taken as a whole.

(h) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving S-Cam or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of S-Cam and any of its Subsidiaries, taken as whole, or which would require a payment by S-Cam or its subsidiaries in excess of $10,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither S-Cam nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of S-Cam or any of its Subsidiaries, taken as a whole, or which would require a payment by S-Cam or its Subsidiaries in excess of $10,000 in the aggregate.

(i) Absence of Certain Changes. Neither S-Cam nor any of its Subsidiaries has:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of S-Cam and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $10,000 in the aggregate;

10. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $10,000;

11. written down or been required to write down any inventory in an aggregate amount in excess of $10,000;

12.     entered  into  any collective bargaining or union contract or agreement;
or

13. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of S-Cam and their subsidiaries taken as a whole.

(j) Labor Relations. Neither S-Cam nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of S-Cam and its Subsidiaries, taken as a whole, (a) S-Cam and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against S-Cam or any of its Subsidiaries, (c) no representation question exists respecting the employees of S-Cam or any of its Subsidiaries, (d) neither S-Cam nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (e) no collective bargaining agreement relating to employees of S-Cam or any of its Subsidiaries is currently being negotiated.

(k) Compliance with Law. The operations of S-Cam and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of S-Cam and its Subsidiaries, taken as a whole, or which would not require a payment by S-Cam or its Subsidiaries in excess of $10,000 in the aggregate, or which have been cured. Neither S-Cam nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. S-Cam and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(l)     Tax  Matters.

1. Each of S-Cam and its Subsidiaires (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only S-Cam and not NMTH or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

2. Each of S-Cam and its Subsidiaries represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of S-Cam and its Subsidiaries for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of S-Cam and its Subsidiaries shall have been properly included and reflected thereon. S-Cam and its Subsidiaries shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of S-Cam and its Subsidiaries, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, S-Cam' and Subsidiaries' consolidated federal income tax return for such taxable years. Prior to Closing, S-Cam and its Subsidiaries will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and transactions of S-Cam and its Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of S-Cam and its Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to S-Cam and its Subsidiaries, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Each of S-Cam and its Subsidiaries has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

3. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

4. There shall be delivered or made available to NMTH at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by NMTH as may be relevant to S-Cam, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

(m)     Environmental  Matters.

1. At all times prior to the date hereof, S-Cam and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of S-Cam and its Subsidiaries, taken as a whole, or which would require a payment by S-Cam or its Subsidiaries in excess of $10,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

2. The environmental licenses, permits and authorizations that are material to the operations of S-Cam and its Subsidiaries, taken as a whole, are in full force and effect.

8.     Stock  Market  Application.

     NMTH is a Nevada public corporation that currently trades on the over-the-counter bulletin board. Upon completion of the Closing, S-Cam agrees to engage Cutler Law Group to assist with seeking to list the securities of the combined entities on the Nasdaq National Market System or on the American Stock Exchange. S-Cam will be responsible for any and all costs associated with such filing including applicable audit costs.

9.Notices.

     Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If  to  NMTH                  NetMeasure  Technology,  Inc.
                              118  Howe  Street
                              Victoria,  BC  V8V  4K4
                              Canada
                              Facsimile  No.:  (250)  ____-________
                              Attention:  Peter  Lapnieks,  President

     If  to  S-Cam:           S-Cam  Co.,  Ltd.
                              Buk-ri  35
                              Nama-Myun
                              YonginCity,  Korea
                              Facsimile  No.:
                              Attn:  Bon-Kwan  Koo,  Chief  Executive  Officer

10.     Successors.

     This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

11.     Choice  of  Law.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

12.     Counterparts.

     This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

13.     Confidential  Information.

     Each of NMTH and S-Cam hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

14.     Public  Announcement.

     The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

15.     Entire  Agreement.

     This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

16.     Costs  and  Expenses.

     Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

17.     Attorney's  Fees.

     Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

18.     Finders.

     NMTH represents and warrants that there are no finders or other parties which have represented NMTH in connection with this transaction which have not been previously provided with appropriate compensation. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of NMTH. S-Cam represents and warrants that there are no finders or other parties which have represented S-Cam in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of S-Cam.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For  and  on  behalf  of:          NetMeasure  Technology,  Inc.
                    a  Nevada  corporation




                    By: /s/ Peter Lapnieks
                    Peter  Lapnieks
                    President


For  and  on  behalf  of:          S-Cam  Co.,  Ltd.




                    By: /s/ Bon-Kwan Koo
                    Bon-Kwan  Koo
                    Chief  Executive  Officer

SCHEDULE

Schedule  7(a)
--------------

S-Cam has a 15% interest in a cell phone module company, with a total investment of KRW780mil.

Schedule  7(d)
--------------

The transaction is subject to approval of the Korean Government under the foreign exchange and investment regulations.